EXHIBIT (H)(27)

                       THOMPSON INVESTMENT MANAGEMENT LLC
                           1200 John Q. Hammons Drive
                            Madison, Wisconsin 53717

                                January 28, 2006

Thompson Plumb Funds, Inc.
1200 John Q. Hammons Drive
Madison, Wisconsin 53717
Attn:  Board of Directors

      Re:   Expense Reimbursement and Fee Waiver Commitment

Ladies and Gentlemen:

      This is to confirm the commitment of Thompson Investment Management LLC, as investment adviser to the Thompson Plumb Bond Fund, to waive fees and/or reimburse expenses from April 1, 2006 through March 31, 2007 so that the annual operating expenses of the Bond Fund do not exceed 0.80% of average daily net assets.

                                            Very truly yours,

                                            THOMPSON INVESTMENT MANAGEMENT LLC

                                            By:  /s/  John W. Thompson
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                                            Title:  President
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